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                                                                    EXHIBIT 23.4

                    [PricewaterhouseCoopers LLP Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of aaiPharma Inc. of our report dated February 8, 2002 relating to the financial statements of the Brethine Product Line of Novartis Pharmaceuticals Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Florham Park, New Jersey
May 22, 2002